UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2016

BALINCAN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-204161	38-3970138
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

11/F Johnson Industrial Mansion

340 Kwun Tong Road

Kowloon

Hong Kong

(Address of principal executive offices)

852 21807022

Registrant's telephone number, including area code

ALPINE AUTO BROKERS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 27, 2016, Balincan International Inc. (“ALTB” or the “Company”), entered into a sales and purchase agreement (the "SPA"), by and among Matthew Pau, a minority shareholder and non-affiliate of ALTB, who owned all of the issued and outstanding equity of BKG International Limited (Formerly known as Getabed Company Limited) ("BKGI"), BKGI and ALTB. Pursuant to the SPA, Matthew Pau sold 100% of the interest in BKGI for $35,000. The proceeds for the purchase were obtained through a private placement by the Company to independent third parties (the “Shareholders”) in Hong Kong pursuant to Regulation S (“Reg S”) of the Securities Act of 1933, which raised $40,500. Following the closing of the transaction governed by the SPA, BKGI became the wholly owned subsidiary of ALTB, and the sole operating entity. Matthew Pau has surrendered his certificate representing all of the BKGI shares to the Company. The Shareholders have received certificates evidencing their ownership of ALTB.

The SPA was negotiated at arm’s length and determined by the board of ALTB to be fair and reasonable. Prior to the date of the SPA, Matthew Pau was a minority shareholder and non-affiliate of ALTB. Prior to the change of control event described in ALTB's Form 8-K filed on June 8, 2016, Tsz Ting, Ip, ALTB’s President, Matthew Pau, and the Shareholders and their affiliates had no interaction with ALTB other than the negotiation of the change of control event.

BKGI was incorporated in Hong Kong on May 16, 2013, by Matthew Pau and four business partners, for the development of a new hostel business in Hong Kong. However, as it failed to obtain a valid hostel license, it ceased business in January 2015. The company had been dormant for about a year. The company changed its name to BKG International Limited on February 29, 2016 and Matthew Pau became the sole owner on July 28, 2016.

Through its Hong Kong incorporated wholly owned subsidiary, Max Treasure Holdings Limited, BKGI has set up a retail shop selling skincare and cosmetic products in Hong Kong with the intention of building it up to be a chain of shops targeted at the local consumers as well as visitors from Mainland China. The shop is positioned in the middle to upper end of the market with products sourced from uprising brands from countries including the US, Korea, Japan and Switzerland.

BKGI has also established a wholly owned subsidiary in China for the development of an online business targeted at the female and family markets, selling imported consumer goods including milk powder, organic honey and meat to satisfy the fast growing demands for safe and healthy food. Sales channels will include the company’s own website as well as its own shop on WeChat. Promotion and marketing will be primarily through social media. Currently, it has engaged a sales agent to sell and promote products through her account on WeChat.

Item 1.02 RISK FACTORS

This Current Report contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those discussed in this Current Report. These risks and uncertainties include, but are not limited to, the following.

Additional Financing Requirements

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

Reliance on Key Personnel

Our success depends to a large extent on the efforts of Tsz Ting, Ip. There is no assurance that she will not voluntarily terminate her employment with the Company. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel in order to manage our existing operations as well as our future growth.

Business Combinations

The Company may, in the future, pursue acquisitions of other complementary businesses. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures. If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

Competition and Market Share

The Chinese skincare and cosmetic products market and healthy foods market in which the Company operates and plans to operate could be considered as highly competitive and fragmented, and the competition is expected to continually increase. Many of the Company’s competitors sell products that are similar to the Company’s products, and the Company’s ability to compete against them is significantly dependent on its ability to distinguish its products from those of its competitors and demonstrate product quality. In addition, consumer preferences and needs may change quickly and frequently, creating opportunities for new competitors to enter the market and for existing competitors to take away the market share of the Company.

Global Economic Conditions May Adversely Affect Our Industry, Business and Results of Operations

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Some key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. In markets where our sales occur and which become depressed, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

Risks Related to Our Capital Stock

The public market for our common stock may be volatile and you could lose all or part of your investment. In the recent past, stocks, specifically those traded on the over-the counter (“OTC”) markets, generally have experienced high levels of volatility. Our common stock is traded on the OTC market under the symbol “ALTB” and is not eligible for trading on any national or regional securities exchange or the NASDAQ National Market. While that status is the Company’s longer term objective, a more active trading market for our common stock may never develop, or if such a market develops, it may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The Securities and Exchange Commission (“SEC”) has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock” and is subject to the “penny stock” rules of the SEC. The trading market in our securities is currently limited and relatively illiquid which status makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock. Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

We Have Not Voluntarily Implemented Various Corporate Governance Measures

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight and the adoption of a Code of Ethics. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We May Be Exposed to Potential Risks Relating to Our Internal Control Over Financial Reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company's internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

The Company Does Not Expect to Pay Dividends in the Foreseeable Future.

The Company has never paid cash dividends on its common stock and has no plans to do so in the foreseeable future. The Company instead intends to retain earnings, if any, to develop and expand its business.

Provisions of our Articles of Incorporation and Bylaws May Delay or Prevent Take-over Which May Not Be in the Best Interests of Our Shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

Any Investment in Our Securities Involves a High Degree of Risk

Investors should consider carefully the risks and uncertainties described above, and all other information in this Form 8-K and in any reports hereafter filed with the SEC before deciding whether to purchase or hold our securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. The occurrence of any of the risks described in this Form 8-K could harm our business. The trading price of our securities could decline due to any of these risks and uncertainties, and investors may lose part or all of their investment.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On October 27, 2016, ALTB acquired all of the outstanding equity of BKGI from Matthew Pau for $35,000. The funds for the purchase were obtained through a Reg S placement to the Shareholders which was completed on or about October 27, 2016 and raised $40,500. Through its Hong Kong incorporated wholly owned subsidiary, Max Treasure Holdings Limited, BKGI has set up a retail shop selling skincare and cosmetic products in Hong Kong with the intention of building it up to be a chain of shops targeted at the local consumers as well as visitors from Mainland China. The shop is positioned in the middle to upper end of the market with products sourced from uprising brands from countries including the US, Korea, Japan and Switzerland.

BKGI has also established a wholly owned subsidiary in China for the development of an online business initially targeted at the female and family markets, selling imported consumer goods including milk powder, organic honey and meat to satisfy the fast growing demands for safe and healthy food. To assure authenticity of products, goods will be delivered to buyers direct from abroad or bonded warehouse in China. In the near future, BKGI’s online business will be extended to cater for the professional skincare markets. Sales channels will include the company’s own website as well as its own shop on WeChat. Promotion and marketing will be primarily through social media. Currently, it has engaged a sales agent to sell and promote its products through her account on WeChat.

The SPA was negotiated at arm’s length and determined by the board of ALTB to be fair and reasonable. Prior to the date of the SPA, Matthew Pau was a minority shareholder and non-affiliate of ALTB. Prior to the change of control event described in ALTB's Form 8-K filed on June 8, 2016, Tsz Ting, Ip, Matthew Pau, the Shareholders and their affiliates had no interaction with ALTB other than the negotiation.

ITEM 2.02 Results of Operations and Financial Condition

Business Acquired

BKGI was incorporated as a limited company in Hong Kong on May 16, 2013.

Market Analysis

According to Export.gov, value of Hong Kong’s market for cosmetics, toiletries, and skincare products was approximately US$2.1 billion in 2015. Although it is expected to shrink slightly in 2016 and 2017, it is still a sizeable market with fast growing sub-segments. Following the rise in popularity of Korean popstars and idols in Hong Kong in recent years, imports of cosmetic, personal care and skincare products from Korea have been experiencing double-digit growth over the past few years. In 2015, the increase was 73% resulting in Korea being Hong Kong’s second largest source of imports after France.

Hong Kong is also a major launch pad for marketing cosmetics and skincare products in the mainland Chinese market. Hong Kong serves as a showcase for the millions of Chinese tourists (59.3 million in 2015) that annually visit Hong Kong, often with shopping for personal, family or even re-sale use as a primary or sole travel objective. For local retailers and distributors of cosmetics, toiletry and skincare products, increased sales in the next few years are expected to continue to come largely from mainland tourists. While China has reduced import duties on cosmetics and skincare products, thereby reducing the retail price differential between Hong Kong and China, mainland visitors to Hong Kong are still attracted to products in Hong Kong over China. According to industry sources, the perceived authenticity and reliability of the products in Hong Kong often outweighs price as a buying factor. Apart from import tariffs that the Chinese government imposes on cosmetics, there are also VAT and product registration costs which do not exist in Hong Kong, meaning that equivalent products may actually cost less on the Hong Kong side of the border.

There are no import duties on cosmetics, toiletry and skincare products in Hong Kong and registration is not required for cosmetic products. The market is, however, very competitive, with the top ten brands accounting for about 70 percent of the market. Demand from tourists’ accounts for about 35% of Hong Kong’s total retail sales of cosmetics, skincare and toiletry products. According to the Hong Kong Tourism Board, about 80% of the mainland tourists who visited Hong Kong regarded cosmetic and skincare products as among their top three shopping purchases.

According to Euromonitor International’s estimates, retail sales in China’s skincare and cosmetic products market will grow at an average annual rate of 12.8% from 2016-2019, which is much higher than the global average of 6.0%, and will reach Rmb287 billion in 2019.In 2014, China had more than 5,000 cross-border e-commerce companies and over 200,000 companies engaged in cross-border e-commerce through different platforms. Cited by the Hong Kong Trade Development Council, China’s Ministry of Commerce estimated that cross-border e-commerce would reach Rmb6.5 trillion in 2016, representing an annual growth rate of over 30%. Hence we believe that there exists great potential in selling skincare and cosmetic products through cross-border e-commerce in China.

Competition and Distribution

The beauty industry is highly competitive and at times changes rapidly due to consumer preferences and industry trends. Our retail shop will face competition for consumer recognition and from popular chain stores that have achieved significant brand name recognition and consumer loyalty. These prominent incumbents include Mannings, Watsons, Joyce Beauty and online shops such as hktvmall.com and hereweseoul.com, each of which have launched and are promoting a variety of skincare and makeup brands. These companies have significantly greater resources than we do and enjoy a longer history in Hong Kong. These competitors typically devote substantial resources to promoting their brands through traditional forms of advertising such as print media and television commercials. Because of such mass marketing methods, these competitors’ products can achieve higher visibility and recognition than ours.

In order to succeed, we must continue to take market shares from our competitors across our retail channels. We compete with chain stores by strategically locating our shop in prime commercial area. We will launch mainly Swiss and Korean natural skincare products with high popularity among our young target customers. Owing to the highly competitive nature of the skincare market in Hong Kong, competitive and discount pricing will be offered to attract customers and boost sales turnover in our initiate stage of operation. We will keep signing up different suppliers in order to introduce more brands and products into our shop so as to increase the variety of products which can then attract re-visited customers.

E-commerce is an extremely competitive industry in China. Our competitors, including jd.com, tmall.com, amazon.com, vip.com and many other corporate and individual operators from small to the medium scaled, provide a large variety of products online both imported and locally made. Among all these competitors, there is a lack of professional skincare products platform where competition is thus less sever. As demand for professional skincare products in China is very high, we will gradually extend our online shop to sell professional skincare products to freelance beauticians and salons. We believe that entering into this specific segment of the beauty market at the present moment will enable us to gain a significant market share. In order to compete, our online shop will be operating on a zero inventory base which eliminates carrying and obsolete inventory costs. Under such fierce competition, our strategy is to increase the number of online visitors while maintaining fixed costs at a very low level. That means we will maintain a small operating team in China and use external logistic service providers for the delivery of goods.

Sales, Marketing and Distribution Strategies

The main marketing channels for skincare products in Hong Kong will be through advertising in social media, such as Facebook, Instagram, Wechat and Weibo, and by launching promotional activities including interviews with celebrities and models. Sales of skincare products will be made through our physical store in prime shopping area.

In China, as sales will be made through our e-shop, cell phone APP and PC, marketing activities will be conducted mainly through Wechat, which is the country’s most widely used social networking APP. Discounts, free gifts coupons, etc will be granted to attract attention and buyers to the shop. Assuring customers of the authenticity of our products, direct shipments will be made direct from abroad or bonded warehouses in China to buyers through our suppliers using third party logistics companies.

As a new entrant to this e-commerce industry, we expect to incur significant amount of resources in advertising and promotion in order to gain consumers’ attention and build up a substantial online user base. As a result, we expect to operate with very low profit margins in the development stage.

Products and Delivery

The skincare and cosmetic products on sale at our retail shop in Hong Kong include skin lotion, cleanser, toner, eye cream, moisturizer and lipstick sourced from uprising brands in countries such as US, Korea, Japan and Switzerland.

The Company’s online shop in China sells a much wider range of foreign consumer products targeted at the female and family markets. The product range covers skincare and cosmetic products as well as milk powder, organic honey, health and beauty food, hair care and baby care products to satisfy the fast growing demand for safe and healthy food. To assure our products’ authenticity, goods are shipped directly from abroad or bonded warehouse in China.

Employees

We currently have two employees, Tsz Ting, Ip and Chung Lai Lok.

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of BKGI for the years ended December 31, 2015 and 2014 and the Nine months ended September 30, 2016 and 2015.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to ALTB or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in ALTB’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. ALTB disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Overview

In view of great potential of the skincare, cosmetics and healthcare products business, ALTB will dedicate efforts to focus on these products. The management expects that the sale of these products will contribute good profits to ALTB.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Revenue

For the year ended December 31, 2015 and for the period ended December 31, 2014, BKGI had net revenues of $0 and $0 respectively.

Cost of Sales

Cost of sales for the year ended December 31, 2015 and period ended December 31, 2014 was $0 and $0 respectively.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2015 were $198,932compared to $82,579 for the period ended December 31, 2014. The increase was the result of an increase in compensation for the surrender of a rental agreement.

Net Loss

Net loss for the year ended December 31, 2015 was$198,932 compared to a net loss of $82,579 for the period ended December 31, 2014. This increase in the loss was due to assets written off.

Liquidity and Capital Resources

Assets

There was cash of$5,399 at December 31, 2014compared to cash of$207 at December 31, 2015. This decrease was mainly attributable to the increase in operating loss.

Financing Activities

During the period ended December 31, 2014, BKGI received financing of $5, and received $0 in funding during the year ended December 31, 2015.

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015

Revenue

There was no revenue in the nine months ended September 2015.There was $640 in revenue for the nine months ended September 30, 2016. This increase was due to the start of actual sales.

Cost of Sales

There was no cost of sales in the nine months ended September 30, 2015. Cost of sales for the nine months ended September 30, 2016 was $453, due to sales beginning to be made.

General and Administrative Expenses

Selling, general and administrative expenses for the nine months ended September 30, 2016 were $456,827 and depreciation and administrative expenses were $93 compared to selling, general and administrative expenses of $94,039 for the nine months ended September 30, 2015.The increase in total expenses from $94,039 to $456,734 was the result of the ramping up of the operations of BKGI.

Net Loss

Net loss for the nine months ended September 30, 2016 was$466,070compared to a net loss of $94,039 for the nine months ended September 30, 2015.This increase in the loss was due to the increase in selling, general and administrative expenses.

Liquidity and Capital Resources

Cash Flow Activities

The Company had cash of $37,429 at September 30, 2016 compared to cash of $207 at December 31, 2015. This increase was mainly attributable to an increase in cash provided by operating activities.

Financing Activities

During the nine months ended September 30, 2016, BKGI received financing of $0, and received no funding during the nine months ended September 30, 2015.AfterSeptember 30, 2016, ALTB raised $40,500 through a private placement to the Shareholders in Hong Kong pursuant to Reg S.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, prepaid expenses, payables and accrued expenses, fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. We consider the carrying values of our financial instruments in the consolidated financial statements to approximate fair value, due to their short-term nature.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually three to seven years.

Valuation of Long-Lived Assets

We periodically evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. We do not believe that there has been any impairment to long-lived assets as of December 31, 2014 and 2014 or September 30, 2015 and 2016.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

(See “Recently Issued Accounting Pronouncements” in Note 2 of Notes to the Financial Statements.)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01. Changes in Registrant's Certifying Accountant

As previously reported in Form 8-K filed on August 31, 2016:

Prior Auditor:

On August 31, 2016, Alpine Auto Brokers, Inc. (the “Company”), terminated the engagement of Pritchett, Siler & Hardy, P.C. (“Pritchett”). The auditor report by Pritchett contained in the financial statements of the Company for the year ended December 31, 2015, filed as part of the annual report on Form 10-K for the year ending December 31, 2015, did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two years ended December 31, 2015 and 2014, nor from December 31, 2015 through August 31, 2016

Newly Appointed Auditor:

On August 31, 2016, the Company engaged DCAW (CPA) Limited as its independent accountant to provide auditing services for the Company. Prior to such engagement, the Company had no consultations with DCAW (CPA) Limited. The decision to hire DCAW (CPA) Limited was approved by the Company’s Board of Directors. The Company filed the Exhibit 16.1 Letter from PSH at the time of the filing of the Form 8-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 Change in Control of Registrant.

As previously reported in Form 8-K filed on June 8, 2016:

As a result of a private transaction, the control block of stock of this company, represented by 3,000,000 shares of common stock, was transferred from Jason Wilkinson to Tsz Ting, Ip, and a change of control of the Company occurred.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in Form 8-K filed on June 8, 2016:

Upon the change of control of the Company, which occurred on June 8, 2016, the existing director and officer resigned immediately. Accordingly, Jason Wilkinson, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, Tsz Ting, Ip assumed the role of director and President, Chief Financial Officer, Treasurer and Secretary of the Company.

Name	Age	Position

Tsz Ting, Ip	34	President, Chief Financial Officer, Treasurer and Secretary and Director

Tsz Ting Ip, has over 8 years of experience in the marketing of well-known brands and promotional event management in Hong Kong and China. Being an actress and model herself, Ms. Ip is well connected to the celebrities, artists, models and beauticians in the territories. Since December 2014, Ms. Ip has been working with the largest chain of beauty salons in China to develop an O2O business for the sale and distribution of skincare and beauty products to over two million regular customers of the chain. On June 8, 2016, she acquired a controlling stake in ALTB with the plan to roll out retail shops in Hong Kong and online sales channels in China for the sales of imported skincare products targeted at the fast growing female consumer market in China. Ms. Ip was educated in Hong Kong.

The following table sets forth the compensation earned during the years ended December 31, 2015, 2014and 2013by ALTB officers who became officers of the Company on June 8, 2016:

					Long Term
					Compensation
		Annual Compensation			Awards
					Securities
					Underlying
Name and Principal Position		Salary ($)		Bonus ($)	Options

Tsz Ting, Ip,, President	2015	$0	**	$0	$0
	2014	$0	**	$0	$0
	2013	$0	**	$0	$0

ITEM 5.06 Change in Shell Company Status.

Item 2.01 of this Form8-K is incorporated herein by reference. Following the transactions described in Item 2.01 of this report on Form8-K, ALTB is no longer a shell company, as defined in Rule12b-2 under the Securities Exchange Act of 1934.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

A. Financial Statements of Business Acquired

BKGI Financial Statements for the years ended December 31, 2015 and 2014, with independent auditors report and for the nine months ended September 30, 2016 and 2015 (including Condensed Balance Sheets, Condensed Statement of Operations, Condensed Statements of Shareholders' Equity, Condensed Statement of Cash Flows, and Notes to Condensed Financial Statements) filed hereto start on page F-1 of this Form 8-K.

B. Pro Forma Financial Information

Unaudited Pro Forma Financial Statements of ALTB and BKGI (including Pro Forma Consolidated Balance Sheets, Pro Forma Consolidated Statement of Operations and Notes to Pro Forma Consolidated Financial Statements) as of and for the year ended December 31, 2014 and December 31, 2015, Unaudited Pro Forma Condensed Consolidated Statement of Operations and Notes to Pro Forma Condensed Consolidated Financial Statements for the nine months ended September 30, 2016 and September 30, 2015 are filed hereto.

B. Exhibits

Exhibit No.	Description

10.1	Sales and Purchase Agreement, dated as of October 27—, 2016, by and among the Company,BKG International Limited ("BKGI") and Matthew Pau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALINCAN INTERNATIONAL INC.

November 1, 2016	By: /s/ Tsz Ting, Ip
Name: Tsz Ting, Ip
Title: President

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of

BKG International Limited (formerly known as Getabed Company Limited)

We have audited the accompanying balance sheet of BKG International Limited (formerly known as Getabed Company Limited) (the “Company”) as of December 31, 2015 and December 31, 2014 and the related statements of loss, changes in stockholders’ equity and cash flows for the period from May 16, 2013 (date of incorporation) to December 31, 2014 and for the year ended December 31, 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and December 31, 2014 and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has limited operations. Its ability to continue as a going concern is dependent upon its ability to obtain additional financing and/or achieve a sustainable profitable level of operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/DCAW (CPA) Limited

DCAW (CPA) Limited

Hong Kong, China

Date: June 30, 2016

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

BALANCE SHEETS

	Note	As at 31/12/2015	As at 31/12/2014

		US$	US$
ASSETS

Current assets
Cash and cash equivalents		207	5,399
Rental deposits		-	22,194
Utility deposits		-	1,078

Total current assets		207	28,671

Property, plant and equipment, net	6	-	90,121

Total assets		207	118,792

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Other payables and accruals	7	14,193	323
Amount due to a shareholder	5	267,524	201,047

Total current liabilities		281,717	201,370

Shareholders’ equity
Ordinary share, 5 (2014: 5) shares issued and fully paid		1	1
Accumulated losses		(281,511)	(82,579)

Total shareholders’ deficits		(281,510)	(82,578)

Total liabilities and shareholders’ equity		207	118,792

The accompanying notes are an integral part of this financial statements.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

STATEMENTS OF INCOME

	Note	1/1/2015	16/5/2013
		To 31/12/2015	To 31/12/2014
		US$	US$

Revenue		-	-

Administrative expenses		(198,932)	(82,579)

Loss before income taxes		(198,932)	(82,579)

Income tax expenses	4	-	-

Net loss for the year/period		(198,932)	(82,579)

Loss per share - basic and diluted		(39,786)	(16,516)

Weighted average shares - basic and diluted		5	5

The accompanying notes are an integral part of these financial statements.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

STATEMENTS OF CASH FLOWS

	1/1/2015	16/5/2013
	To 31/12/2015	To 31/12/2014
	US$	US$

Cash flows from operating activities:
Net loss	(198,932)	(82,579)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation charged	23,421	15,599
Assets written off	78,674
(Increase) / decrease in current assets:
Rental deposits	22,194	(22,194)
Utility deposits	1,078	(1,078)
Increase / (decrease) in current liabilities:
Other payables and accruals	13,870	323
Amount due to a shareholder	66,477	201,047

Net cash generated from operating activities	6,782	111,118

Cash flows from investing activity:
Purchase of property, plant and equipment	(11,974)	(105,720)

Net cash used in investing activity	(11,974)	(105,720)

Cash flows from financing activity:
Issue of capital	-	1

Net cash generated from financing activity	-	1

Net(decrease)/increase in cash and cash equivalents	(5,192)	5,399
Cash and cash equivalents, beginning of year	5,399	-

Cash and cash equivalents, end of year	207	5,399

Supplementary disclosure of cash flow information
Cash paid during the year for:
Income taxes paid	-	-
Interest received	-	-

The accompanying notes are an integral part of these financial statements.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary share
			Accumulated
	Number	Amount	Losses	Total
	of shares	US$	US$	US$

Issue of share upon incorporation on May 16, 2013	5	1	-	1

Net loss and comprehensive loss	-	-	(82,579)	(82,579)

Balance as of December 31, 2014	5	1	(82,579)	(82,578)

Net loss and comprehensive loss	-	-	(198,932)	(198,932)

Balance as of December 31, 2015	5	1	(281,511)	(281,510)

The accompanying notes are an integral part of these financial statements.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

1.	Organization and principal activities

BKG International Limited (formerly known as Getabed Company Limited) (“the Company”) was established in Hong Kong on May 16, 2013 as a limited liability company. The Company is dormant during the period.

2.	Going Concern

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company has accumulated a deficit of US$281,511 since inception. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company believes that the cash on hand will be able to meet its on-going costs in the next 12 months. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3.	Summary of significant accounting policies

(a)	Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

3.	Summary of significant accounting policies - Continued

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

(d)	Receivables and Other Assets

Receivables and other assets are recorded at their nominal values. Doubtful debt allowances are provided for identified individual risks for these line items. If the loss of a certain part of the receivables is probable, doubtful debt allowances are provided to cover the expected loss. Receivables are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(e)	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Gains or losses on disposal are reflected in current operations. Major expenditures for betterments and renewals are capitalised. All ordinary repair and maintenance costs are expensed as incurred. Depreciation of property, plant and equipment is computed using the straight-line method over the assets’ estimated useful lives as follows:

Office equipment	5 years
Leasehold improvement	5 years

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

3.	Summary of significant accounting policies - Continued

(f)	Impairment

The Company has adopted FASB ASC Subtopic 360-10, Property, Plant, and Equipment, which requires impairment losses to be recorded for property, plant and equipment to be held and used in operations when indicators of impairment are present. Reviews are regularly performed to determine whether the carrying value of assets is impaired. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets. An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell. Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets. There was no impairment losses recorded during each of the two years ended December 31, 2015 and 2014.

(g)	Comprehensive Income

The Company has adopted ASU 220 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

For the year ended December 31, 2015 and 2014, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASU 220.

(h)	Income Taxes

The Company follows the guideline under ASC Topic 740 Income Taxes. “Accounting for Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

(i)	Related Parties

Entities are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

3.	Summary of significant accounting policies - Continued

(j)	Fair Value Measurement

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company holds. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Valuation based on quoted prices in markets that are not active for which all significant inputs are observable, either directly or indirectly.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company adopted ASC 820, Fair Value Measurements and Disclosures, for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

Financial instruments include cash, accounts receivable, prepayments and other receivables, accrued expenses and other payables. The carrying amounts of cash, accounts receivable, prepayments and other receivables, other payable and accrued expenses approximate their fair value due to the short term maturities of these instruments.

The fair values of current financial assets and liabilities carried at amortized cost approximate their carrying amounts.

(k)	Leases

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

3. Summary of significant accounting policies - Continued

(l)	Recent Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which modifies the requirements for disposals to qualify as discontinued operations and expands related disclosure requirements. This new accounting guidance will be effective for the interim and annual period beginning December 31, 2016. The adoption of this guidance is not expected to have a material impact on the Company's Financial Statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. This guidance was deferred by ASU 2015-14, issued by the FASB in August 2015, and this new accounting guidance will be effective for the interim and annual period beginning after December 31, 2019. The adoption of this ASU is not expected to have a material impact on the Company's Financial Statements.

In August 2014, the FASB issued ASU 2014-15—Presentation of Financial Statements—Going Concern (Subtopic 205-40), which addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. This new accounting guidance will be effective for the interim and annual period beginning after December 31, 2016. The adoption of this guidance is not expected to have a material impact on the Company's Financial Statements.

In January 2016, the FASB issued ASU 2016-01—Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment addresses various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. This amendment will be effective for the interim and annual period beginning after December 31, 2017. Early adoption by public entities is permitted only for certain provisions. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company's Financial Statements.

4.	Income taxes

No provision for Hong Kong profits tax has been made in the financial statements as the company has no assessable profits for the year.

	1/1/2015	16/5/2013
	To 31/12/2015	To 31/12/2014
	US$	US$

Loss before income taxes:
Hong Kong	(198,932)	(82,579)

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

The principal reconciling items from income taxes computed at the statutory rates and the effective income tax rates are as follows:

	1/1/2015	16/5/2013
	To 31/12/2015	To 31/12/2014
	US$	US$

Computed tax using respective companies’ statutory tax rates	(32,824)	(13,626)
Tax effect of expenses not deductible for tax purposes	32,824	13,626

Total provision for income taxes at effective tax rate	-	-

5.	Related parties transactions

Amount due to a shareholder

The amount of US$267,524 (2014: US$201,047) due to a shareholder is unsecured, non-interest bearing and has no fixed terms of repayment.

Except for the above balances with a director, no other material related party transaction for the year ended December 31, 2015 and 2014.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

6.	Property, plant and equipment

	Furniture	Leasehold
	and fixture	improvement	Total
	US$	US$	US$
Cost
At 16/3/2013	-	-	-
Addition	27,689	78,031	105,720
At 31/12/2014	27,689	78,031	105,720
Addition	3,548	8,426	11,974
Written off	(31,237)	(86,457)	(117,694)

At 31/12/2015	-	-	-

Accumulated depreciation and impairment losses
At 16/3/2013	-	-	-
Charge for the year	4,137	11,462	15,599
At 31/12/2014	4,137	11,462	15,599
Charge for the year	6,130	17,291	23,421
Written off	(10,267)	(28,753)	(39,020)
	-	-	-

Net book value
At 31/12/2015	-	-	-

At 31/12/2014	23,552	66,569	90,121

7.	Other payables and accruals

Other payables and accrued expenses mainly represent accruals for operating expenses.

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

8.	Financial Risk factor

Financial risk factors

The Company’s activities expose it to a variety of financial risks: credit risk and liquidity risk.

(i)	Credit risk

The Company has no significant concentration of credit risk. The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history. The Company has policies that limit the amount of credit exposure to any customers. Derivative counterparties and cash transactions are limited to high credit quality banks.

(ii)	Liquidity risk

Management regularly monitors current and expected liquidity requirements to ensure that the Company maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

The following table details the remaining contractual maturities at the end of the reporting period of the Company’s liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates) and the earliest date the Company can be required to pay:

		Total contractual	Within	More than 1 year but
	Carrying	undiscounted	1 year or	less than
	amounts	cash flow	on demand	5 years
	US$	US$	US$	US$
2015

Accrual	14,193	14,193	14,193	-
Amount due to a shareholder	267,524	267,524	267,524	-
	281,717	281,717	281,717	-
2014

Accrual	323	323	323	-
Amount due to a shareholder	201,047	201,047	201,047	-
	201,370	201,370	201,370	-

BKG INTERNATIONAL LIMITED

(formerly known as Getabed Company Limited)

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AND PERIOD ENDED DECEMBER 31, 2015 AND 31 DECEMBER 2014

9.	Fair value of financial instruments

The carrying values of financial instruments, which consist of cash and cash equivalents, other receivable and other payables and balances with director approximate their fair values due to the short-term nature of these instruments.

10.	Commitments and contingencies

Lease commitment

During the period ended December 31, 2014, the Company entered into lease commitment for its business premises.

During the year ended December 31, 2015, the Company closed its business premises. The Company terminated the lease commitment with the landlord with payments totaling US$58,684. The landlords also kept the deposits on these leases in the amount of US$22,194. These amounts were recorded in other expenses for a total amount of US$80,877 during the year ended December 31, 2015.

11.	Subsequent events

The Company has evaluated all events or transactions that occurred through the date the financial statements were issued, and has determined that there were no material recognizable nor subsequent events or transactions which would require recognition or disclosure in the financial statements.

Table of Contents – Financial Information

Condensed Balance Sheets of BKG International Limited – September 30, 2016 and December 31, 2015

Condensed Statements of Operations and Comprehensive Loss – nine months ended September 30, 2016 and 2015

Condensed Statements of Cash Flows – nine months ended September 30, 2016 and 2015

Notes to Condensed Financial Statements

 Pro Forma Consolidated Balance Sheets of Balincan International Inc and BKG International Limited – December 31, 2015 and 2014

Pro Forma Consolidated Statements of Operations and Comprehensive Loss of Balincan International Inc and BKG International Limited – year ended December 31, 2015 and 2014

Pro Forma Consolidated Statements of Cash Flow of Balincan International Inc and BKG International Limited – year ended December 31, 2015 and 2014

Pro Forma Consolidated Statements of Equity of Balincan International Inc and BKG International Limited – year ended December 31, 2015 and 2014

Pro Forma Condensed Consolidated Balance Sheets of Balincan International Inc and BKG International Limited –September 30, 2016 and December 31, 2015

Pro Forma Condensed Consolidated Statement of Operations of Balincan International Inc and BKG International Limited - for the nine months ended September 30, 2016 and 2015

Pro Forma Condensed Consolidated Statement of Cash Flow of Balincan International Inc and BKG International Limited - for the nine months ended September 30, 2016 and 2015

BKG International Limited

Condensed Balance Sheets (Unaudited)

	September 30,2016	December 31,2015
ASSETS
Current assets:
Cash	$37,429	$207
Other receivables	16,231	-
Inventory	1,249	-
Total current assets	54,908	207

Property and equipment, net	1,025	-

Total assets	$55,933	$207

LIABILITIES
Current liabilities:
Amount due to a shareholder	$267,524	267,524
Other payables and accruals	535,989	14,193
Total current liabilities	803,513	281,717

Shareholders' deficit
Common stock,	1	1
Accumulated other comprehensive income/(loss) -	(747,581)	(281,511)
Total shareholders' deficit	(747,580)	(281,510)

Total liabilities and shareholders' deficit	$55,933	$207

BKG International Limited

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

	9 months ended of September 30
	2016	2015

Revenue, net	$640	$-
Costs and expenses
Cost of sales	(453)	-
Depreciation and amortization expense	(93)
Selling, general and administrative expenses	(456,827)	(94,039)
Loss from operations	(456,734)	(94,039)

Other expenses
Interest expenses, net of interest income	(8,986)	-
Bank charge	(351)	-
Total other expenses	(9,336)	-

Net loss	(466,070)	(94,039)

Dividend of Series A convertible preferred stock	-	-

Deficit accumulated during development stage	(466,070)	(94,039)
Beneficial conversion feature related to issuance of series C convertible preferred stock	-	-
Net loss applicable to common stockholders	(466,070)	(94,039)

Other comprehensive income/(loss)

Comprehensive income/(loss)	$(466,070)	$(94,039)

BKG International Limited

Condensed Statements of Cash Flows

	9 months ended of September 30
	2016	2015
Operating activities
Net income/(loss)	$(466,070)	$(94,039)
Adjustments:
Add: depreciation charged	93	11,648

Changes in operating assets and liabilities
Other receivables	(16,231)	23,272
Inventory	(1,249)	-
Amount due to a shareholder	-	66,153
Other payables and accruals	521,796	(282)

Net cash provided by operating activities	38,340	6,752

Cash flows from investing activities

Acquisition of property and equipment	(1,118)	(11,971)
Net cash used in investing activities	(1,118)	(11,971)

Cash flows from financing activities	-	-

Effect of exchange rate on cash

Net increase/(decrease) in cash	37,222	(5,219)

Cash, beginning of period	207	5,469

Cash, end of period	$37,429	$250

BKG International Limited

Notes to Condensed Financial Statements

1.	Organization and principal activities

BKG International Limited (formerly known as Getabed Company Limited) (“the Company”) was established in Hong Kong on May 16, 2013 as a limited liability company. The Company is dormant during the period.

2.	Going Concern

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company has accumulated a deficit of US$620,841 since inception. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company believes that the cash on hand will be able to meet its on-going costs in the next 12 months. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3.	Summary of significant accounting policies

(a)	Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

BKG International Limited

Notes to Condensed Financial Statements

3.	Summary of significant accounting policies - Continued

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

(d)	Receivables and Other Assets

Receivables and other assets are recorded at their nominal values. Doubtful debt allowances are provided for identified individual risks for these line items. If the loss of a certain part of the receivables is probable, doubtful debt allowances are provided to cover the expected loss. Receivables are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

BKG International Limited

Notes to Condensed Financial Statements

3.	Summary of significant accounting policies - Continued

(e)	Comprehensive Income

The Company has adopted ASU 220 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

For the nine months ended September 30, 2016 and 2015, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASU 220.

(f)	Income Taxes

The Company follows the guideline under ASC Topic 740 Income Taxes. “Accounting for Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

BKG International Limited

Notes to Condensed Financial Statements

3.	Summary of significant accounting policies - Continued

(g)	Related Parties

Entities are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(h)	Fair Value Measurement

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company holds. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Valuation based on quoted prices in markets that are not active for which all significant inputs are observable, either directly or indirectly.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company adopted ASC 820, Fair Value Measurements and Disclosures, for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

Financial instruments include cash, accounts receivable, prepayments and other receivables, accrued expenses and other payables. The carrying amounts of cash, accounts receivable, prepayments and other receivables, other payable and accrued expenses approximate their fair value due to the short term maturities of these instruments.

The fair values of current financial assets and liabilities carried at amortized cost approximate their carrying amounts.

BKG International Limited

Notes to Condensed Financial Statements

(i)	Leases

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

(j)	Recent Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which modifies the requirements for disposals to qualify as discontinued operations and expands related disclosure requirements. This new accounting guidance will be effective for the interim and annual period beginning December 31, 2016. The adoption of this guidance is not expected to have a material impact on the Company's Financial Statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. This guidance was deferred by ASU 2015-14, issued by the FASB in August 2015, and this new accounting guidance will be effective for the interim and annual period beginning after December 31, 2019. The adoption of this ASU is not expected to have a material impact on the Company's Financial Statements.

In August 2014, the FASB issued ASU 2014-15—Presentation of Financial Statements—Going Concern (Subtopic 205-40), which addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. This new accounting guidance will be effective for the interim and annual period beginning after December 31, 2016. The adoption of this guidance is not expected to have a material impact on the Company's Financial Statements.

In January 2016, the FASB issued ASU 2016-01—Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment addresses various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. This amendment will be effective for the interim and annual period beginning after December 31, 2017. Early adoption by public entities is permitted only for certain provisions. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company's Financial Statements.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition transaction (the "Reverse Acquisition") between ALTB and BKGI. In the Reverse Acquisition, ALTB acquired all of the issued and outstanding equity of BKGI in exchange for $35,000, which resulted in BKGI becoming a wholly-owned subsidiary of ALTB. As owners and management of ALTB have voting and operating control of BKGI following the Reverse Acquisition, the transaction is accounted for as a reverse acquisition.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Acquisition are described in the accompanying unaudited notes presented on the following pages. The accompanying unaudited pro forma consolidated statement of operations and other comprehensive loss for the year ended December 31, 2015, and the Nine months ended September 30, 2016, present the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet as of December 31, 2015 is prepared as though the Reverse Acquisition occurred on December 31, 2014. The unaudited pro forma consolidated balance sheet at September 30, 2016 is prepared as though the Reverse Acquisition occurred on September 30, 2016.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had ALTB and BKGI been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, ALTB's audited financial statements for the years ended December 31, 2015 and 2014, ALTB's unaudited interim financial statements for the nine month period ended September 30, 2015, ALTB's audited financial statements for the year ended December 31, 2015, ALTB's audited financial statements for the year ended December 31, 2014, as included in its Annual Report on Form 10-K for the year ended December 31, 2015, ALTB's unaudited interim financial statements for the quarter ended September 30, 2015 as included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and ALTB's unaudited interim financial statements for the quarter ended September 30, 2016 as included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Balincan International Inc

Pro Forma Consolidated Statements of Operations

	December 31,
	2015	2014
REVENUES	$171,627	$359,524

COST OF SALES	165,936	371,136
GROSS PROFIT (LOSS)	5,691	(11,612)

EXPENSES

Compensation expense	26,000	26,000
General and administrative	214,622	87,912
Total Expenses	240,622	113,912

LOSS FROM OPERATIONS	(234,931)	(125,524)
OTHER INCOME

Interest income	-	14
Total Other Income	-	14

NET LOSS	$(234,931)	$(125,510)

Balincan International, Inc.,

Pro Forma Consolidated Statements of Cash Flows

	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(234,931)	$(125,510)
Adjustments to reconcile net loss to net cash used by operating activities:
Contributed services by members	-	27,200
Depreciation charged	23,421	15,599
Assets written off	78,674	-
Changes in operating assets and liabilities
Inventory	(29,797)	22,216
Customer deposits	19,583	-
Rental and utility deposits	23,272	(23,272)
Other payables and accruals	13,870	323
Amount due to a shareholder	66,477	201,047
Related-party payable	25,623	15,072
Sales tax payable	(3,415)	4,264
Net Cash Produced (Used) by Operating Activities	(17,223)	136,939

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(11,974)	(105,720)

Net Cash Used by Investing Activities	(11,974)	(105,720)

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

Increase in note payable-related party	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	1

NET INCREASE (DECREASE) IN CASH	(29,197)	31,220

CASH AT BEGINNING OF PERIOD	61,380	30,160

CASH AT END OF PERIOD	$32,183	$61,380

Balincan International Inc

Pro Forma Consolidated Statements of Shareholder's Equity (Deficit)

			Additional			Total
	Common Stock		Paid-in	Member's	Retained	Owner's
	Shares	Amount	Capital	Capital	Earnings	Equity
Balance, January 1, 2014	5	$1	$-	$133,956	$(36,015)	$97,942

Reverse recapitalization (Acquisition of Alpine Auto, LLC)	1,000,000	1,000	132,956	(133,956)	-	-

Contributions to capital	-	-	27,200	-	-	27,200

Net loss for the year ended December 31, 2014	-	-	-	-	(125,510)	(125,510)

Balance, December 31, 2014	1,000,005	1,001	160,156	-	(161,525)	(368)

Net loss for year ended December 31, 2015	-	-	-	-	(234,931)	(234,931)

Balance, December 31, 2015	1,000,005	$1,001	$160,156	$-	$(396,456)	$(235,299)

ASSETS

Balincan International Inc.

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015
CURRENT ASSETS

Cash	$37,429	$32,183
Other receviable	16,230	-
Inventory	1,249	81,040
Property, plant, equipment, net	1,025	-
Total Current Assets	55,933	113,223

TOTAL ASSETS	$55,933	$113,223

LIABILITIES AND STOCKHOLDER'S EQUITY

Related-party payable	-	44,002
Other payable and accruals	818,217	14,193
Amount due to a shareholder	-	267,524
Customer deposits	-	19,583
Sales tax payable	-	3,220
Total Current Liabilities	818,217	348,522

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value, 100,000,000 shares authorized, 4,050,000 and 3,000,000 shares issued and
outstanding respectively *	4,051	3,001
Additional paid-in capital	192,106	158,156
Retained earnings	(958,441)	(396,456)
Total Stockholder's Equity	(762,284)	(235,299)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	55,933	113,223

* Retroactively restated for effect of 1 for 3 forward stock split on February 9, 2016

Balincan International Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2016	2015
REVENUES	$640	$-

COST OF SALES	453	-

GROSS PROFIT (LOSS)	187	-

EXPENSES

Selling expense	743	-
General and administrative expenses	470,881	82,391
Other expenses	-	11,648
Total Expenses	471,624	94,039

Financial expenses	9,337	-

LOSS FROM CONTINUING OPERATION	(480,774)	(94,039)

LOSS FROM DISCONTINUED OPERATION	(81,211)	(31,251)

INCOME TAX EXPENSE	-	-

NET LOSS	$(561,985)	$(125,290)

Balincan International Inc.

Pro Forma Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss from operations	$(561,985)	$(125,290)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation charged	93	11,648

Changes in operating assets and liabilities
Inventory	79,791	(37,740)
Customer deposits	(19,583)	-
Other receivables	(16,232)	23,272
Other payables and accruals	804,024	(282)
Amount due to a shareholder	(267,524)	66,153
Related-party payable	(44,002)	17,023
Sales tax payable	(3,220)	6,180
Net Cash Provided (Used) by Operating Activities	(28,637)	(39,036)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,118)	(11,971)
Net Cash Used by Investing Activities	(1,118)	(11,971)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	35,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	35,000	-

NET INCREASE (DECREASE) IN CASH	5,245	(51,007)

CASH AT BEGINNING OF PERIOD	32,183	61,450

CASH AT END OF PERIOD	$37,429	$10,443

- 43 -